                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                     IMMULOGIC PHARMACEUTICAL CORPORATION
               (Name of Registrant as Specified In Its Charter)

                              NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                      IMMULOGIC PHARMACEUTICAL CORPORATION

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                          ON WEDNESDAY, JUNE 17, 1998

     The Annual Meeting of Stockholders of ImmuLogic Pharmaceutical Corporation (the "Company") will be held at the offices of the Company, 610 Lincoln Street, Waltham, Massachusetts on Wednesday, June 17, 1998 at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect seven directors to serve until the 1999 Annual Meeting of Stockholders.

     2. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on April 30, 1998 will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

                                            By Order of the Board of Directors,

                                            STEVEN D. SINGER,
                                            Secretary

Waltham, Massachusetts
May 12, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                      IMMULOGIC PHARMACEUTICAL CORPORATION
                               610 LINCOLN STREET
                          WALTHAM, MASSACHUSETTS 02154

                            PROXY STATEMENT FOR THE
                      1998 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 17, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ImmuLogic Pharmaceutical Corporation (the "Company" or "ImmuLogic") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company, 610 Lincoln Street, Waltham, Massachusetts on Wednesday, June 17, 1998 at 9:00 a.m., local time, and at any adjournment or adjournments of that meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company or by signing another proxy of a later date or by personally voting at the Annual Meeting, or any adjournment thereof. All proxies will be voted in accordance with the instructions contained therein. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting.

     The Company's Annual Report for the year ended December 31, 1997 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about May 12, 1998.

     The cost of soliciting proxies will be borne by the Company. In addition to this solicitation, the officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. The Company will also request stockbrokers, banks and other fiduciaries to forward proxy materials to their principals or customers who are the beneficial owners of shares, and will reimburse them for their expenses.

VOTING SECURITIES AND VOTES REQUIRED

     On April 30, 1998, the record date for the determination of stockholders entitled to vote at the meeting, there were issued, outstanding and entitled to vote an aggregate of 20,358,780 shares of Common Stock of the Company, $0.01 par value per share (the "Common Stock"). Each share is entitled to one vote.

     Under the Company's Amended and Restated By-laws, holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented in person or by proxy at the Annual Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Annual Meeting) will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required for the ratification of independent accountants.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting for each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 1998 (except as otherwise noted), with respect to the beneficial ownership of the shares of Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each executive officer of the Company named in the Summary Compensation Table set forth in this Proxy Statement, and (iii) all directors and executive officers of the Company as a group. Beneficial ownership of shares of Common Stock held by the directors is included below under the heading "Election of Directors".

                                                                                   PERCENTAGE OF
                NAME AND ADDRESS OF                   SHARES OF COMMON STOCK        OUTSTANDING
                  BENEFICIAL OWNER                     BENEFICIALLY OWNED(1)      COMMON STOCK(2)
                -------------------                   ----------------------      ---------------
5% Stockholders
  Heartland Advisors, Inc.(3).......................         3,017,500                 14.8%
     610 Lincoln Street
     Waltham, MA 02154

  State of Wisconsin Investment Board(4)............         1,965,000                  9.7%
     Lake Terrace
     121 East Wilson Street
     Madison, WI 53703

  Amerindo Investment Advisors, Inc.(5).............         1,597,500                  7.8%
     388 Market Street
     San Francisco, CA 94111

  T. Rowe Price Associates, Inc.(6).................         1,350,568                  6.6%
     100 East Pratt Street
     Baltimore, MD 21202

  Dimensional Fund Advisors, Inc.(7)................         1,240,500                  6.1%
     1299 Ocean Avenue
     Santa Monica, CA 90401

Named Executive Officers

  J. Joseph Marr, M.D.(8)...........................           150,850                    *
     President, Chief Operating Officer, Executive
     Vice President, Research & Development and
     Director

  Kevin P. Lawler(8)................................            96,071                    *
     Former Vice President, Human Resources

  David A. Tolley(8)................................           102,321                    *
     Former Vice President, Process Development
     and Manufacturing

  All directors and executive officers as a group
     (10 persons)(8)(9).............................           636,159                  3.1%

---------------

  * Less than 1% of the total number of outstanding shares of Common Stock.

(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed.

(2) The number of shares of Common Stock beneficially owned by each executive officer is determined under the rules of the Securities and Exchange Commission (the "Commission") and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which each executive officer has sole or shared voting power or investment power and also any shares of Common Stock into which any options held by such executive officer are exercisable within 60 days after March 31, 1998.

(3) Heartland Advisors, Inc. ("Heartland") filed a Schedule 13G with the Commission dated January 8, 1998, indicating sole voting power with respect to 3,007,500 shares of Common Stock, and dispositive power with respect to 3,017,500 shares of Common Stock, which shares were purchased for certain advisory clients of Heartland and as to which Heartland disclaims beneficial ownership.

(4) The State of Wisconsin Investment Board filed a Schedule 13G with the Commission dated January 20, 1998, indicating sole voting and dispositive power with respect to 1,965,000 shares of Common Stock.

(5) Amerindo Investment Advisors, Inc., together with certain affiliates ("Amerindo"), filed a Schedule 13G/A with the Commission on January 9, 1998, indicating shared voting and dispositive power with respect to an aggregate of 1,597,500 shares of Common Stock, which shares were purchased for certain advisory clients of Amerindo and as to which Amerindo disclaims beneficial ownership.

(6) T. Rowe Price Associates, Inc., together with certain affiliates ("T. Rowe Price") filed a Schedule 13G with the Commission dated February 12, 1998, indicating sole voting power with respect to 568 shares of Common Stock and sole dispositive power with respect to an aggregate of 1,350,568 shares of Common Stock, which shares were purchased for certain advisory clients of T. Rowe Price and as to which T. Rowe Price disclaims beneficial ownership.

(7) Dimensional Fund Advisors Inc., together with certain affiliates ("Dimensional"), filed a Schedule 13G with the Commission on February 10, 1998, indicating sole voting power with respect to an aggregate of 798,800 shares of Common Stock, and sole dispositive power with respect to an aggregate of 1,240,500 shares of Common Stock. Certain officers of Dimensional also are officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 145,400 and 296,300 shares of Common Stock which are owned and by the Fund and the Trust, respectively.

(8) Includes the following shares of Common Stock issuable pursuant to stock options which may be exercised within 60 days after March 31, 1998: Dr. Marr, 150,000 shares, Mr. Lawler 94,650 shares and Mr. Tolley 100,000 shares.

(9) Includes an aggregate of 570,900 shares of Common Stock issuable pursuant to stock options which may be exercised by all executive officers and directors of the Company within 60 days after March 31, 1998.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless the proxy is marked otherwise. All nominees are currently directors of the Company.

     All seven directors will be elected for a one-year term expiring at the 1999 Annual Meeting of Stockholders, subject to the election and qualification of their successors and to their earlier death, resignation or removal. All of the nominees have indicated their willingness to serve if elected; however, if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors. There are no family relationships between or among any officers or directors of the Company.

     The following table sets forth the name, age and length of service as a director of each member of the Board of Directors, as well as information given by each concerning all positions he or she holds with the Company, his or her principal occupation and his or her beneficial ownership of the Company's Common Stock at March 31, 1998:

                                                                 SHARES OF
                                                     FIRST      COMMON STOCK    PERCENTAGE OF
                                                    BECAME A    BENEFICIALLY    COMMON STOCK
       NAME AND PRINCIPAL OCCUPATION          AGE   DIRECTOR   OWNED(1)(2)(3)    OUTSTANDING
       -----------------------------          ---   --------   --------------   -------------
C. Garrison Fathman, M.D....................  55      1997        163,167             *
  Professor, Department of Medicine,
     Stanford University School of Medicine

Samuel C. Fleming(b)........................  57      1996         20,000             *
  Chairman and Chief Executive Officer,
     Decision Resources, Inc.

Paul A. Friedman, M.D.......................  55      1996         20,000             *
  President, DuPont Merck Research Labs

Carl S. Goldfischer, M.D.(a)(b).............  39      1997         20,000             *
  Chief Financial Officer, Vice President,
     Finance and Strategic Planning, ImClone
     Systems, Inc.

Geraldine A. Henwood(a).....................  45      1997         23,750             *
  Chief Executive Officer, IBAH, Inc.

J. Joseph Marr, M.D.........................  59      1997        150,850             *
  President and Chief Operating Officer,
     Executive Vice President of Research
     and Development and Chief Scientific
     Officer, ImmuLogic Pharmaceutical
     Corporation

Richard F. Pops(a)..........................  36      1997         20,000             *
  Chief Executive Officer, Alkermes, Inc.

---------------

  * Less than 1% of the total number of outstanding shares of Common Stock.

(a) Member of the Audit Committee.

(b) Member of the Compensation Committee.

(1) Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock indicated.

(2) The number of shares of Common Stock beneficially owned by each director is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which each director has sole or shared voting power or investment power and also any shares of Common Stock as to which any options held by such director are exercisable within 60 days after March 31, 1998.

(3) Includes the following number of shares of Common Stock issuable pursuant to stock options which may be exercised by the following directors within 60 days after March 31, 1998: Dr. Fathman, 102,500 shares; Mr. Fleming, 20,000 shares; Dr. Friedman, 20,000 shares; Dr. Goldfischer, 20,000 shares; Ms. Henwood, 23,750 shares; Dr. Marr, 150,000 shares; and Mr. Pops, 20,000 shares.

     The following sets forth the principal occupation or employment held by each director during the past five years as well as the names of other publicly-held companies of which he or she serves as a director.

     Dr. C. Garrison Fathman, M.D. became a member of the Company's Board of Directors in March 1997. Dr. Fathman is a Professor of Medicine and the Director of the Center for Clinical Immunology at Stanford University School of Medicine, where he joined the faculty in 1981. He was previously on the faculty at the Mayo Clinic from 1977 to 1981 and a Member of the Basel Institute for Immunology from 1975 to 1977. He is a member of the American Association of Immunologists and the Clinical Immunology Society. Dr. Fathman received a B.A. from the University of Kentucky and an M.D. from Washington University School of Medicine. Dr. Fathman has served as a consultant to the Company since 1988.

     Mr. Samuel C. Fleming became a member of the Company's Board of Directors in September 1996. Since 1990, Mr. Fleming has been the Chairman and Chief Executive Officer of Decision Resources Inc., a health care research and consulting company. From 1967 to 1990, Mr. Fleming held various positions at Arthur D. Little, Inc., most recently as Senior Vice President, Member of the Corporate Management Committee and Chairman of Arthur D. Little Decision Resources, which he founded in the mid-1970s. Mr. Fleming received a B.Ch.E. from Cornell University and an M.B.A. from Harvard Business School. He serves as a Director of CareGroup, Inc. and Cambridgeport Bank, and as a Trustee of Cornell University and the Standish Ayer & Wood Investment Trust.

     Dr. Paul A. Friedman became a member of the Company's Board of Directors in September 1996. Mr. Friedman has been President of DuPont Merck Research Labs, a pharmaceutical research company, since 1994. He was a Senior Vice President of Merck Research Labs, a pharmaceutical research company, from 1992 to 1994 and was first a Senior Director and Head and then Executive Director and Head of the Department of Pharmacology at Merck Sharp & Dohme Research Labs from 1985 to 1989. Between 1974 and 1985, he held various positions at Peter Bent Brigham Hospital, Children's Hospital Medical Center, the Center for Blood Research, Harvard Medical School and Beth Israel Hospital. Dr. Friedman received a A.B. from Princeton University and an M.D. from Harvard Medical School.

     Dr. Carl S. Goldfischer became a member of the Company's Board of Directors in March 1997. Dr. Goldfischer has served as Vice President, Finance and Strategic Planning and Chief Financial Officer of ImClone Systems, Inc., a publicly-held biotechnology company, since May 1996. From June 1994 until May 1996, Dr. Goldfischer served as a health care analyst with Reliance Insurance, an insurance company. From June 1991 until June 1994, Dr. Goldfischer was Director of Research for D. Blech & Co., a securities firm. Dr. Goldfischer received a doctorate of medicine from Albert Einstein College of Medicine in 1988 and served as a resident in radiation oncology at Montefiore Hospital of the Albert Einstein College of Medicine until 1991.

     Ms. Geraldine A. Henwood became a member of the Company's Board of Directors in March 1997. Ms. Henwood is the Chief Executive Officer of IBAH, Inc., a clinical research organization, which she founded in 1985. Prior to founding IBAH, Ms. Henwood worked for twelve years in various positions at SmithKline & French Laboratories ("SK&F"), a Division of SmithKline Beecham Corp., most recently as the Group Director, Marketing of International Pharmaceutical Division of SK&F. Ms. Henwood received a B.S. from Neumann College.

     Dr. J. Joseph Marr was appointed President and Chief Operating Officer and became a member of the Board of Directors in March 1997. In addition, Dr. Marr retained his position as Executive Vice President, Research and Development and Chief Scientific Officer, which positions he assumed when he joined the Company in July 1996. Dr. Marr also served as Acting President and Chief Executive Officer of the Company from December 1996 to March 1997. From 1993 to 1996, Dr. Marr held the position of Vice President, Research and Development at Ribozyme Pharmaceuticals, a pharmaceutical company. From 1989 to 1993, he was Senior Vice President, Discovery Research at Monsanto/Searle Research and Development, a pharmaceutical research company. Dr. Marr also was a consultant with the World Health Organization from 1982 to 1992. Dr. Marr held academic positions from 1970 to 1990, including Professor, Department of Medicine and Department of Biochemistry at the University of Colorado Health Sciences Center from 1982 to 1990, Vice Chairman, Department of Medicine, and Professor of Medicine and Microbiology at St. Louis University School of Medicine from 1970 to 1976, and Associate Professor of Medicine and Director, Microbiologies Laboratories at Washington University School of Medicine from 1970 to 1976. Dr. Marr received a B.S. Degree from Xavier University and M.D. degree from Johns Hopkins University School of Medicine.

     Mr. Richard F. Pops became a member of the Company's Board of Directors in March 1997. Mr. Pops has been the Chief Executive Officer of Alkermes, Inc., a publicly-held biotechnology company, since 1991. From 1984 to 1991, Mr. Pops was employed as Vice President of PaineWebber Development Corporation, a subsidiary of PaineWebber, Inc. Mr. Pops currently serves on the Board of Directors of Alkermes, Inc., the Biotechnology Industry Organization and The Brain Tumor Society. He is also the Vice President of the Massachusetts Biotechnology Council. Mr. Pops received a B.A. degree from Stanford University.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held seven meetings during 1997. Each director of the Company attended more than 75% of the total number of meetings of the Board of Directors during 1997, and all committees of the Board on which he or she served held during his or her tenure as a director.

     The Company has a standing Audit Committee which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. In 1997, the Audit Committee consisted of Dr. Goldfischer and Ms. Henwood. The Audit Committee held one formal meeting in 1997.

     The Company also has a standing Compensation Committee which provides recommendations to the Board regarding executive and employee compensation programs of the Company, and administers the Company's Amended and Restated 1987 Stock Option Plan (the "1987 Option Plan") and the Company's 1996 Stock Option Plan (the "1996 Option Plan"). In 1997, the Compensation Committee consisted of Mr. Fleming, Dr. Goldfischer and Mr. Pops. The Compensation Committee held three formal meetings in 1997.

DIRECTORS' COMPENSATION

     The Company maintains a compensation program for each director who is not an employee of the Company or any subsidiary of the Company and who does not receive more than $50,000 in any year pursuant to a consulting contract with the Company. Pursuant to this compensation program, each such director receives cash compensation of $15,000 per annum for services as a director and, during 1997, an option to purchase 20,000 shares of the Company's Common Stock under the 1996 Option Plan. Also, the Chairman of each standing committee receives an additional $5,000 per annum. The Company's 1993 Director Option Plan was cancelled by the Company in May 1997.

     Effective September 12, 1997, the Company settled all of its remaining obligations under a consulting agreement with Dr. Fathman, currently a director of the Company. Pursuant to such settlement arrangement, Dr. Fathman received $179,550 during 1997.

     Effective September 12, 1997, the Company settled all of its remaining obligations under a consulting agreement with Dr. Melmon, who resigned as a director of the Company in March 1997. Pursuant to such settlement arrangement, Dr. Melmon received $75,520 during 1997, and $104,030 in January 1998.

                           SUMMARY COMPENSATION TABLE

     The following sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to each person who served as the Company's Chief Executive Officer and each of the Company's four other most highly compensated officers, based on salary and bonuses earned during 1997 (the "Named Executive Officers").

                     TABLE 1 -- SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            ------------
                                          ANNUAL COMPENSATION                  SHARES
                               ------------------------------------------    SUBJECT TO
                                                            OTHER ANNUAL       OPTIONS         ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     COMPENSATION       GRANTED      COMPENSATION(1)
 ---------------------------   ----    ------     -----     ------------     ----------     ---------------
J. Joseph Marr, M.D.(2)......  1997   $210,000   $100,000          --          200,000          $50,797
  President and Chief          1996    100,769    100,000          --          100,000           65,807
  Operating Officer

Kevin P. Lawler(3)...........  1997    159,863         --          --               --            2,000
  Vice President,              1996    152,250     65,250          --               --            2,000
  Human Resources              1995    145,000         --          --           50,000            4,097

David A. Tolley(4)...........  1997    165,375         --          --               --            2,000
  Vice President,              1996    157,500         --          --               --            2,000
  Process Development          1995    137,481         --          --           80,000           93,117
  and Manufacturing

---------------

(1) Amounts for Dr. Marr in 1997 include $36,334 in relocation expenses and $12,463 of premiums paid on, and the cash surrender value of, insurance policies maintained by the Company, including payment of related taxes to Dr. Marr. All other amounts shown represent contributions made in the form of Common Stock by the Company to its 401(k) Savings Plan on behalf of each Named Executive Officer to match pre-tax elective deferral contributions (included under salary) made by such Named Executive Officer under such Plan.

(2) Dr. Marr joined the Company in July 1996; accordingly, no information is provided for 1995.

(3) Mr. Lawler resigned from the Company in January 1998.

(4) Mr. Tolley resigned from the Company in January 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information regarding options granted in 1997 by the Company to each of the Named Executive Officers.

                                                 INDIVIDUAL GRANTS
                                  ------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                               PERCENT OF                              AT ASSUMED ANNUAL RATES
                                                 TOTAL                                     OF STOCK PRICE
                                    SHARES      OPTIONS                                     APPRECIATION
                                  SUBJECT TO   GRANTED TO   EXERCISE                     FOR OPTION TERMS(3)
                                   OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   ---------------------------
              NAME                GRANTED(1)     IN FY      SHARE(2)       DATE          5%             10%
              ----                ----------   ----------   ---------   ----------   -----------   -------------
J. Joseph Marr, M.D.............   200,000(4)     36.4%       $4.00      05/13/07     $503,116      $1,274,994
Kevin P. Lawler.................        --          --           --            --           --              --
David A. Tolley.................        --          --           --            --           --              --

---------------

(1) The 1987 Stock Option Plan and 1996 Stock Option Plan provide that the vesting of options granted to officers and employees under such Plan will become exercisable in the event of a "change in control" of the Company.

(2) This exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

(4) This option became exercisable as to 50,000 shares on May 13, 1997, and becomes exercisable as to an additional 50,000 shares each year commencing on May 13, 1998.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                      AND OPTION VALUES AT FISCAL YEAR-END

     The following table provides information on option exercises in 1997 by the Named Executive Officers and the value of unexercised options at December 31, 1997.

                                                                                              VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                  SHARES                      OPTION AT YEAR-END(1)                YEAR-END(1)
                                ACQUIRED ON     VALUE     -----------------------------   -----------------------------
             NAME                EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
             ----               -----------   --------    -----------    -------------    -----------    -------------
J. Joseph Marr, M.D...........        --           --       100,000         200,000              --              --
Kevin P. Lawler...............        --           --        61,900          32,750          $3,762              --
David A. Tolley...............        --           --        53,000          47,000              --              --

---------------

(1) The closing price for the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1997 was $1.88 per share. Value is calculated on the basis of the difference between the option exercise price and the fair market value on December 31, 1997, multiplied by the number of shares of Common Stock underlying the option. With the exception of Mr. Lawler, all option exercise prices exceeded the fair market value on December 31, 1997; therefore no amounts are shown in the "In-The-Money" column. Mr. Lawler had options to acquire 9,900 shares of Common Stock exercisable at a price of $1.50.

                         COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program was designed by the Compensation Committee to align executive compensation with financial performance, business strategies and Company values and objectives. This program sought to enhance stockholder value by linking the financial interests of the Company's executives with those of the stockholders.

     Executive officers were rewarded based upon corporate performance, business group performance and individual performance. Corporate performance and business group performance were evaluated by reviewing the extent to which strategic and business goals were met, including such factors as achievement of operating goals and objectives, which in 1997 included restructuring operations, assessing the Company's scientific focus and strategic direction and establishing of strategic licensing and development alliances with third parties. Individual performance was evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values were fostered.

     In 1997, as in the past several years, the Company has compared its executive compensation policies with the policies of companies of comparable size in the industry to (a) ensure that the Company would be able to attract, motivate and retain executives of outstanding abilities, (b) determine the competitiveness of base salary and incentive opportunities at the Company, and
(c) evaluate the relative mix of salary and incentive compensation. The Compensation Committee, which was comprised of non-employee directors, established goals and objectives for the Company's officers and specified levels of compensation for officers based upon the attainment of these goals and objectives.

     The Company's executive compensation program consisted of the following elements:

        - a base salary that was determined by individual contributions and sustained performance within an established competitive salary range.

        - a long-term incentive program that rewarded executives when stockholder value was created through an increase in the market value of the Company's Common Stock.

        - other compensation which included certain benefits, such as medical benefits and a 401(k) Savings Plan, that were generally available to all full-time employees of the Company.

     Each of these three elements of compensation is discussed below.

     Base Salary. Base salary levels for the Company's executives generally were set within the range of salaries of senior managers with comparable qualifications, experience and responsibilities at other companies of comparable size in the biopharmaceutical industry. Salary data for such determinations was obtained through established outside independent services specializing in compensation surveys representing a significant number of comparable industry companies.

     In addition to considering external market data when setting individual salaries, the Compensation Committee also considered the Company's financial performance and the individual's performance based on predetermined non-financial objectives, such as the ability to motivate others, the development of skills necessary to grow as the Company matures, the recognition and pursuit of new business opportunities and implementation of programs to enhance the Company's growth.

     Long-Term Incentive Compensation. Long-term incentive compensation, in the form of stock options, was designed to help align the interests of management and stockholders and enable executives to develop a long-term stock ownership position in the Company. Stock option grants were intended to focus executives on managing the Company from the perspective of an owner with an equity position in the business. Executives were granted options to purchase shares of the Company's Common Stock upon commencement of employment and were eligible for additional option grants as the Compensation Committee deemed appropriate. An executive's past performance and the Company's desire to retain an individual were considered when making additional grants. Stock options were granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and vest over a three, four or five year period. In 1997, the Company granted options to purchase 200,000 shares of the Company's Common Stock to Dr. Marr at a price of $4.00 per share, the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant.

     Other Compensation. The Company's executives were entitled to relocation benefits upon commencement of employment. They also received medical benefits and participated in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. Except with respect to $36,334 in relocation expenses paid to Dr. Marr in 1997, the amount of perquisites, as determined in accordance with the rules of the Commission relating to executive compensation, did not exceed 10% of any executive officer's salary for 1997.

     Compliance with Internal Revenue Code Section 162(m). The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company. The Compensation Committee intends to review the potential effect of Code Section 162(m) periodically and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with Code Section 162(m).

COMPENSATION OF PRESIDENT AND CHIEF OPERATING OFFICER

     The Compensation Committee evaluated the performance of the President and Chief Operating Officer and reported its assessment to the members of the Board of Directors. The assessment of the President and Chief Operating Officer's performance was based on a number of factors, including the following: achievement of the Company's goals of restructuring operations, assessing the Company's scientific focus and strategic direction, achievement of short-term and long-term financial and strategic targets and objectives and the President and Chief Operating Officer's contribution to the Company; and such other factors as the 1997 Compensation Committee deemed appropriate.

     In 1997, Dr. Marr, who became President and Chief Operating Officer in March 1997, received base salary compensation of $210,000 and a relocation bonus of $100,000.
                                            Compensation Committee

                                            Samuel C. Fleming
                                            Carl S. Goldfischer
                                            Richard F. Pops

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was at any time during 1997, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of the Company has served as a director or member of the Compensation Committee (or other Committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into a series of agreements in 1995 and 1996 with executive officers and certain other officers of the Company relating to the obligations of the Company to such individuals in the event of the termination of their employment. The agreements provide that, in the event that the Company were to terminate the employment of the employee for cause, the Company would only be obligated to pay the employee his or her compensation and benefits through the last day of his or her actual employment. In the event the employee terminates his or her employment for "good reason" (as defined in the agreement), or his or her employment is terminated (other than for cause) upon a "change in control" (as defined in the agreement), the employee will receive a lump-sum cash payment equal to twelve months of compensation at the level of compensation immediately prior to termination (the "Base Salary"). In addition, the employee would be eligible to be paid according to the Company's normal payroll procedures at the same level of compensation until the earlier of the two year anniversary of the date of termination or until the employee begins receiving equivalent compensation from a new employer. Furthermore, the Company will continue to provide medical and other benefits to the employee for a period of up to two years. Finally, all unvested stock options held by the employee shall vest upon termination and shall be exercisable for twelve months after the date of termination.

     In July 1997, the Company entered into amendments to these agreements with Dr. Marr and Messrs. Lawler and Tolley regarding the Company's post-termination obligations. These amendments provided that, in the event of termination, in addition to all other benefits, for the one-year period commencing one year after the termination date, the terminated party would be entitled to an amount equal to the difference between such party's post-employment compensation and his Base Salary at the time of termination (if the Base Salary is greater).

     On December 4, 1996, the Company entered into a Severance and Settlement Agreement with Dr. Gerety. Pursuant to the terms of this agreement, Dr. Gerety resigned as President and Chief Executive Officer of the Company, and the Company agreed to continue to pay Dr. Gerety his base salary and benefits for a period of up to eight months following the date of this agreement and to extend the exercise periods of certain options to purchase the Company's Common Stock held by him, in full satisfaction of the Company's remaining obligations under Dr. Gerety's employment agreement. The Company made payments to Dr. Gerety of $260,523 under this agreement in 1997.

     On March 4, 1997, the Company entered into agreements with each of Messrs.
M. Howard Jacobsen and Alan Dalby, and Drs. Larry Soll and Kenneth Melmon, pursuant to which each of them resigned as a director of the Company. Under these agreements, the Company agreed to extend the exercise period of certain vested options granted to these individuals until August 20, 1997.

     On March 5, 1997, the Company entered into a settlement and severance agreement with Dr. Malcolm Gefter, the former Chairman and Chief Scientist of the Company. Pursuant to the terms of this agreement, Dr. Gefter resigned as Chairman of the Board of Directors and Chief Scientist of the Company, and the Company made a lump sum payment to Dr. Gefter in the amount of $1,054,166 (an amount commensurate with the total amount of compensation that Dr. Gefter would have received over the remaining term of his employment agreement) and agreed to accelerate the vesting of all options previously granted to him by the Company and to extend the exercise period of certain option awards.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission ("SEC") thereunder require the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for such persons, the Company believes that during or with respect to the period from January 1, 1997 to December 31, 1997 all of its executive officers, directors and ten percent stockholders complied with their
Section 16(a) filing obligations.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on (i) the Nasdaq Total Market Index (the "Nasdaq Total Market Index"), and (ii) the Nasdaq Pharmaceutical Stocks Index (the "Nasdaq Pharmaceutical Index") for the five years ended December 31, 1997. The comparison assumes $100 was invested in the Company's Common Stock and in each of the foregoing indices on December 31, 1992 and assumes reinvestment of dividends. Measurement points are on the last trading day of the Company's years ended December 31, 1993, 1994, 1995, 1996 and 1997.

                                                     ImmuLogic                             Nasdaq
               Measurement Period                  Pharmaceutical     Nasdaq Total     Pharmaceutical
             (Fiscal Year Covered)                  Corporation       Market Index         Index
12/31/92                                               100.00            100.00            100.00
12/31/93                                               120.00            114.79             89.13
12/31/94                                                64.44            112.21             67.08
12/31/95                                               171.11            158.72            122.96
12/31/96                                                56.67            195.20            122.87
12/31/97                                                16.71            239.63            127.19

       PROPOSAL 2 -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent accountants for the current year. Coopers & Lybrand has served as the Company's independent accountants since 1987.

     Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     If the stockholders do not ratify the selection of Coopers & Lybrand as the Company's independent accountants, the selection of such accountants will be reconsidered by the Board of Directors.

BOARD RECOMMENDATION

     The Board of Directors recommends that the stockholders vote FOR the ratification of Coopers & Lybrand as the Company's independent accountants.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Waltham, Massachusetts not later than December 18, 1998 for inclusion in the proxy statement for that meeting.

     EACH YEAR THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY STOCKHOLDER CAN OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, AT NO CHARGE, BY WRITING TO INVESTOR RELATIONS, IMMULOGIC PHARMACEUTICAL CORPORATION, 610 LINCOLN STREET, WALTHAM, MASSACHUSETTS 02154.

                                            By Order of the Board of Directors,

                                            STEVEN D. SINGER,
                                            Secretary

May 12, 1998

                                                                  SKU 1063-PS-98

                                  DETACH HERE

                                     PROXY

                     IMMULOGIC PHARMACEUTICAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 17, 1998

     The undersigned, having received notice of the meeting and the Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) J. Joseph Marr, J. Richard Crowley and Steven D. Singer, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of ImmuLogic Pharmaceutical Corporation (the "Company") to be held on Wednesday, June 17, 1998, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

     Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

     IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
    SIDE                                                                 SIDE
-----------                                                          -----------

                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY
  ELECTION TO OFFICE OF ANY PROPOSAL SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

  1. To elect the following seven individuals as Directors of the                                              FOR  AGAINST  ABSTAIN
     Company to serve for a one-year term ending at the 1999          2. To ratify the selection of Coopers &  [ ]    [ ]      [ ]
     Annual Meeting of Stockholders; C. Garrison Fathman,                Lybrand L.L.P. as the Company's
     Samuel C. Fleming, Paul A. Friedman, Carl S. Goldfischer,           independent accountants for the
     Geraldine A. Henwood, J. Joseph Marr and Richard F. Pops.           current fiscal year.
           [ ]    FOR   [ ] WITHHELD
                  ALL       FROM ALL
               NOMINEES     NOMINEES

  [ ] ________________________________________________________
   To withhold authority with respect to a particular nominee, write his or her name in the space provided above.




                                                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT            [ ]

                                                                      Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary,
                                                                      please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate
                                                                      name, by authorized office. If a partnership, please sign in partnership name, by authorized person.


Signature: _______________________________ Date: _______________  Signature: _______________________________ Date: ______________